UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 31, 2007

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Initial Depositor

(Exact name of Registrant as specified in its charter)

Broadband HOLDRS (SM) Trust

[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15807 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)

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250 Vesey Street

New York, New York 10281

(Address of principal executive offices and zip code)

(212) 449-1000

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective February 1, 2007, Comverse Technology (NASDAQ ticker “CMVT”), a component of Broadband HOLDRS Trust, was delisted from trading on NASDAQ. As Comverse Technology Inc. was not listed for trading on another national securities exchange within five days, Comverse Technology Inc. was distributed by The Bank of New York at the rate of distribution of 0.02 Comverse Technology Inc. shares per Broadband HOLDRS.

The merger of Agere System Inc. (NYSE ticker “AGR”) and LSI Logic Corporation (NYSE ticker “LSI”) became effective April 2, 2007. As a result, LSI Logic Corporation replaced Agere Systems Inc. as an underlying security of the Broadband HOLDRS Trust. For the 0.7984931514 shares of Agere Systems Inc. per 100 share round lot of Broadband HOLDRS, The Bank of New York received 1.72474520702 shares of LSI Logic Corporation. Effective April 3, 2007, creations and cancellations of Broadband HOLDRS will require 1.72474520702 shares of LSI Logic Corporation.

The merger of Tut Systems (NASDAQ ticker “TUTS”) and Motorola Inc. became effective on March 30, 2007. As a result, effective April 11, 2007, Tut Systems no longer is an underlying constituent of the Broadband HOLDRS Trust. For the 0.0326432 shares of Tut Systems per 100 shares round lot of Broadband HOLDRS, The Bank of New York received $0.03753. Additionally, creations and cancellations from April 3, 2007 through April 11, 2007 inclusive required $0.03753 per 100 share round lot of Broadband HOLDRS.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits
99.1	Broadband HOLDRS Trust Prospectus Supplement dated March 31, 2007 to Prospectus dated February 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: May 14, 2007	By:	/s/ Satyanarayan R. Chada
		Name:	Satyanarayan R. Chada
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Broadband HOLDRS Trust Prospectus Supplement dated March 31, 2007 to Prospectus dated February 17, 2006.